UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 21, 2005
BARNABUS ENERGY, INC. (Exact Name of Registrant as Specified in Charter)
NEVADA	000-50450	98-0370750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
674 Granville Street
PO Box 54035
Vancouver, B.C., Canada	V6C 3P4
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (604)-657-2246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 5.02 Departure of Director and Principal Officer; Election of Director; Appointment of Principal Officer

Barnabus Energy, Inc. (the "Company") has announced that effective as of October 21, 2005, Kerry Nagy has resigned as a director of the Company and Norman Dodd was appointed to fill the vacancy created by Mr. Nagy's resignation. Mr. Nagy has indicated that his resignation is not due to any disagreement with the Company or the Company's Board of Directors on any matter relating to the Company's operations, policies or practices.

Mr. Dodd is Chief Executive Officer of and also controls Solar Roofing Systems, Inc. ("SRS"), a privately held Ontario corporation. The company has entered into an agreement effective as of September 20, 2005 with SRS to acquire common stock in SRS in an amount constituting up to approximately 20% of the outstanding shares of capital stock of SRS (the "Purchased Shares"). The Purchased Shares will be purchased in four tranches with the first tranche constituting approximately 6.8% of the outstanding shares of SRS being acquired as of the above effective date and the remainder of the Purchased Shares being purchased during calendar years 2005 and 2006. Such Purchased Shares are subject to certain terms and conditions of a shareholders' agreement among SRS and the shareholders of SRS and a registration rights agreement permitting under certain conditions the registration of the Purchased Shares under the securities laws of the United States and/or Canada. In connection with the acquisition of the Purchased Shares, SRS issued to the Company a warrant to purchase common stock of SRS in an amount constituting up to 31% of the outstanding common stock of SRS, at the Company's discretion, exercisable prior to thirtieth (30th) day following the delivery of both the quarterly financials for the fiscal quarterly ended June 30, 2007 of SRS. As part of the terms of the agreements between the Company and SRS, the Company has certain rights with respect to SRS including the right to appoint one Board member to the Board of Directors of SRS.

A copy of the press release issued by the Company on October 27, 2005 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release of Barnabus Energy, Inc. dated October 27, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNABUS ENERGY, INC.

Date: October 27, 2005	By:	/s/David Saltman
Name: David Saltman
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of Barnabus Energy, Inc. dated October 27, 2005